                                                                    EXHIBIT 10.5

                   AMENDMENT NO. 1 TO OFFICE BUILDING LEASE
                   ----------------------------------------

     This Amendment No. 1 ("Amendment") to Office Building Lease is made as of this 23rd day of September, 1993, by and between Koll Center Newport Number 8, a California Limited Partnership ("Landlord") and Tiempo Escrow II, a California Corporation ("Tenant").

                                R E C I T A L S
                                - - - - - - - -

     The parties hereto are Landlord and Tenant under that certain Office Building Lease dated July 10, 1990 ("Lease") covering space on the ground floor, Suite 175, of the building located at 4590 MacArthur Boulevard, Newport Beach, California (the "Premises") in the project known as Koll Center Newport (the "Project").

     WHEREAS, Landlord desires to provide modifications to the original Lease agreement and subsequent amendments to extend the Lease Term and Tenant agrees to same, the parties hereto mutually desire to amend said Lease as hereinafter provided. All existing terms and conditions of the Lease, as amended, shall remain in full force and effect, except as otherwise set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants, promises, agreements, terms and conditions set forth hereinafter, and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, Landlord and Tenant agree as follows:

     1.    Term:  The term of the above referenced Lease, scheduled to expire on
           ----
September 30, 1995, is hereby extended for forty-eight (48) months ("Extended Term"), commencing August 1, 1993 ("Commencement Date") and terminating
July 31, 1997.

     2.    Annual Basic Rent.  Effective upon the Commencement Date, and for the
           -----------------
months of the Extended Term thereafter through the Lease expiration date of July 31, 1997, Tenant shall pay to Landlord Annual Basic Rent for the Premises in the amount set forth below:

      Term                                 Rate/Amount
      ----                                 -----------
8/01/93 - 7/31/94                 $1.447 per rentable sq.ft. per month,
                                  $6,130.94 per month,
                                  $73,571.29 per annum;

8/01/94 - 7/31/95                 $1.497 per rentable sq.ft. per month,
                                  $6,342.74 per month,
                                  $76,112.89 per annum;

8/01/95 - 7/31/96                 $1.547 per rentable sq.ft. per month,
                                  $6,554.54 per month,
                                  $78,654.49 per annum;

TIEMPO ESCROW II
Amendment No. 1
Page 2

8/01/96 - 7/31/97                $1.597 per rentable sq. ft. per month,
                                 $6,766.34 per month,
                                 $81,196.09 per annum.


Annual Basic Rent shall be paid by Tenant to Landlord in accordance with Paragraph 3 of the Lease.

     3.    Direct Expense Base: Paragraph 4 of the Lease is hereby modified to
           -------------------
replace the Direct Expense Base of 1990 Base Year per square foot with a 1993 "Base Year" effective August 1, 1993. The amount of the annual Direct Expenses which Landlord has included in the Annual Basic Rent shall be equal to the actual expenses incurred by Landlord to operate the Building and Common Areas, as further defined within section 4(a)(iii) of the Lease and Paragraph 52 of the Addendum to Lease, during the Base Year (1993), including all expenses which become due during, but which are not, for whatever reason, paid during the Base Year. The Direct Expense Base shall be equal to the actual expenses incurred, as if the Building were ninety-five percent (95%) occupied for the Base Year 1993. To the extent that Tenant's Percentage of the Direct Expenses for any calendar year exceeds the Direct Expense Base Year, then Tenant shall pay such difference as additional rent to Landlord as set forth in the Lease.

    4.     Tenant Improvements. Tenant shall lease the Premises in "As Is"
           -------------------
condition and Landlord shall have no obligation to provide any tenant improvements to the Premises.

    5.     Parking. Through the Extended Term, Tenant shall continue to enjoy
           -------
and be bound by the parking rights and obligations provided for in Paragraphs 38 and 53 of the Addendum to the Lease, however, commencing on October 1, 1995 and continuing through July 31, 1997, Tenant shall pay $10.00 per stall per month for fifteen (15) unreserved employee parking stalls. Such parking fees shall be paid as additional rent and shall be paid to Landlord, or Landlord's designated agent, in accordance with Paragraph 3 of the Lease and shall be subject to Paragraph 23 of the Lease.

    6.     Hazardous or Toxic Materials. Tenant covenants and agrees not to
           ----------------------------
introduce any hazardous or toxic materials onto the Premises without (a) first obtaining Landlord's written consent; and (b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits. If Tenant's transportation, storage, use or disposal of such hazardous or toxic materials on the Premises results in (i) contamination of the soil or surface or ground water; or (ii) loss or damage to persons or property, then Tenant agrees to (a) notify Landlord immediately of any contamination, claim of

TIEMPO ESCROW II
Amendment No. 1
Page 3


contamination, loss or damage; (b) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards at Tenant's sole cost and expense; and (c) to indemnify, defend and hold Landlord free and harmless from any and all claims, suits, causes of action, judgments, awards, costs and fees, including reasonable attorneys' fees, arising from or in connection with any such contamination, claim of contamination, loss or damage. This provision shall survive termination of the Lease and this Amendment 3.

     7.    Deletion of Lease Provisions.  Upon execution and delivery of this
           ----------------------------
Amendment, the following provisions of the Lease and subsequent amendments, or portions of provisions as indicated below, shall be deemed deleted from the Lease and shall be null and void and of no further force or effect.

           A. Addendum, Paragraph 50 - Annual Basic Rent shall be deleted in its entirety; and

           B. Addendum, Paragraph 51 - Rental Abatement shall be deleted in its entirety; and

           C. Addendum, Paragraph 52 - Base Year Adjustments shall be deleted in its entirety; and

     8.    Effectiveness of Lease.  Except as set forth in this Amendment, all
           ----------------------
of the provisions of the Lease and addendum to Lease and prior amendments to this Lease shall remain unchanged and in full force and effect. The remaining unaffected portions of the Lease, addendum and prior amendments are hereby ratified and affirmed and incorporated herein by this reference. All defined terms herein shall have the same meaning as specified in the Lease, addendum and prior amendments unless otherwise indicated.

     9.    Brokers.  Tenant acknowledges that is has dealt only with the Koll
           -------
Marketing Group and with no other real estate broker, finder, or other person, with respect to this amendment. Tenant shall hold Landlord harmless from all damages resulting from any claims that may be asserted by any broker, finder, or other person, with whom Tenant has, or purportedly has, dealt.

TIEMPO ESCROW II
Amendment No. 1
Page 4




IN WITNESS WHEREOF, the parties have executed this Amendment to Office Building Lease as of the day and year first written above.


LANDLORD:                               TENANT:

KOLL CENTER NEWPORT NUMBER 8            TIEMPO ESCROW II,
A California Limited Partnership        A California Corporation

By:  Koll Management Services, Inc.,    By:  /s/ Anne Muter
     A Delaware Corporation, as Agent      ------------------------------------
                                             Anne Muter

By:  /s/ Stephen G. Stage               Title:  President
   -------------------------------            ---------------------------------
     Stephen Stage, Portfolio Manager

Date:  9/23/93                          Date:  9/2/93
     -----------------------------           ----------------------------------